UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 6, 2014

CONVERGYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-14379	31-1598292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 East Fourth Street
Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On January 6, 2014, Convergys Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SGS Holdings, Inc. (“Stream”) and Comet Merger Co. (“Merger Sub”), a wholly-owned subsidiary of the Company and, for limited purposes, the Sellers listed on Schedule I thereto. Pursuant to the Merger Agreement, Merger Sub will merge with and into Stream (the “Merger”), with Stream surviving the Merger as a wholly-owned subsidiary of the Company. At the effective time of the Merger (the “Effective Time”), each share of Stream common stock (other than shares held by stockholders that properly exercise appraisal rights) will be converted into the right to receive an amount in cash, without interest (the “Per Share Merger Consideration”), determined by dividing (i) the aggregate purchase price, which is based on a total enterprise value for Stream of $820 million, plus cash, excess working capital and the aggregate exercise price of the in-the-money options of Stream and minus debt and certain transaction expenses of Stream, by (ii) the outstanding common stock of Stream on a fully diluted basis. Each outstanding stock option of Stream, whether vested or unvested, that has an exercise price less than the Per Share Merger Consideration will be terminated at the Effective Time and the holder of such option shall be entitled to receive the Per Share Merger Consideration minus the exercise price of such option, multiplied by the number of shares of Stream common stock subject to such option. Stream common stock held by the Company, Merger Sub, Stream or any of their respective subsidiaries will be canceled and will not be entitled to receive the Per Share Merger Consideration. The Company will pay off certain debt of Stream and its subsidiaries at the closing of the Merger, including Stream Global Services, Inc.’s 11.25% Senior Secured Notes due 2014.

The Boards of Directors of each of the Company and Stream have approved the Merger. The Company has also received a copy of an irrevocable written consent executed by holders of 100% of the currently outstanding shares of common stock of Stream, adopting the Merger Agreement and the transactions contemplated thereby.

The aggregate purchase price will be subject to an adjustment following the closing based on actual levels of Stream’s cash and excess working capital at the closing. In no event will the post-closing adjustment in favor of either party be greater than $15 million.

The Merger is subject to customary closing conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the absence of any law or injunction prohibiting consummation of the Merger. The obligation of each party to close the Merger is also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Merger Agreement. The closing of the Merger is expected to take place on the latest to occur of (i) the first business day after March 1, 2014, (ii) the second business day following satisfaction or waiver of the conditions to closing and (iii) the first business day after the final day of a 20 consecutive business day marketing period related to financing of the Merger (or such earlier date specified by the Company on seven business days’ prior notice).

The Merger Agreement provides that the Company and Stream may mutually agree to terminate the Merger Agreement before completing the Merger. In addition, either the Company or Stream may decide to terminate the Merger Agreement if:

•	the Merger is not consummated by May 6, 2014, which date will be extended automatically until September 5, 2014, if approval under the HSR Act has not yet been obtained (the “Termination Date”);

•	a final, non-appealable order, judgment or injunction permanently restraining, enjoining or prohibiting the Merger has been issued; or

•	the other party breaches its representations, warranties or covenants in the Merger Agreement such that the closing conditions cannot be satisfied, and such breach is not cured (i) within 30 calendar days after receipt of notice of the breach or (ii) by the business day prior to the Termination Date.

The parties have agreed to customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants for Stream to (i) operate its business in the ordinary course until closing and to refrain from taking certain actions and (ii) use reasonable best efforts to preserve its business organization and maintain existing relations with governmental authorities, customers, suppliers and distributors. The Company and Stream have each agreed to use its reasonable best efforts to obtain required governmental approvals to effect the Merger, provided that the Company is not required to take any action that would reasonably be expected to have a material adverse effect on Stream and its subsidiaries, taken as a whole, the Company or its subsidiaries, taken as a whole, or on the aggregate expected benefits to be derived by the Company and its subsidiaries (on a combined basis with Stream and its subsidiaries) as a result of the Merger. Stream has also committed, subject to customary conditions and limitations, to cooperate with the Company to assist the Company in obtaining financing related to the Merger, as described below, the obtainment of which is not a condition to closing the Merger.

The Company, the Sellers and the option holders, severally but not jointly, have agreed to provide one another with a limited post-closing indemnity for breaches of certain fundamental representations and warranties in the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors with summary information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties, are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract, and are not intended to be relied upon by third parties. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Merger Agreement is not intended to be a source of factual, business or operational information about the Company beyond information regarding the legal relationships between the parties to the Merger Agreement with respect to the Merger that it governs.

Commitment Letter for $650 Million Senior Credit Facilities

In connection with the Merger Agreement, on January 6, 2014, the Company entered into a Commitment Letter (the “Commitment Letter”) with Citigroup Global Markets Inc. (“CGMI” and, together with Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates, “Citi”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Bank of America, N.A. (“BofA”) with respect to a $650 million senior credit facility consisting of a $300 million revolving credit facility and a $350 million term loan facility (the “Senior Credit Facilities”), the proceeds of which will be used to fund a portion of the purchase price payable under the Merger Agreement, as well as for general corporate purposes. Whether the facilities are secured or unsecured will depend on the expected ratings of the Senior Credit Facilities.

Citi and BofA have each committed to fund 50% of the term loan facility and a portion of the revolving credit facility, subject to certain terms and conditions.

Accounts Receivable Securitization Facility

On January 6, 2014, the Company entered into an amendment (the “Amendment”) to the Company’s existing accounts receivable securitization facility with Liberty Funding LLC, The Bank of Nova Scotia, as a Committed Purchaser and as Scotiabank Group Agent, and Wells Fargo Bank, N.A., individually as a Purchaser and as Administrative Agent, to extend the term of the facility to January 6, 2017, subject to certain limitations and extensions, and to make certain other amendments to that facility.

Item 8.01	Other Events

On January 6, 2014, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger, dated January 6, 2014

99.1	Press Release, dated January 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2014

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Name: Jarrod B. Pontius
Title: Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger, dated January 6, 2014

99.1	Press Release, dated January 6, 2014